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                                                                     EXHIBIT 4.8


                                December 3, 1997


Mr. Thomas R. Berger
3000 Forest Hill-Irene Road
Memphis, Tennessee 38125

         Re:     Amendment to Employment Agreement

Dear Mr. Berger:

         Reference is made to that certain Employment Agreement (the "Employment Agreement") dated October 29, 1997, by and between you and DSC Marketing Services, Inc. (the "Company"). By execution of this letter agreement, the parties hereby amend the Employment Agreement such that each reference in the Employment Agreement to the term "Acquisition Agreement" shall mean that certain Amended and Restated Agreement and Plan of Merger, dated on or about the date hereof, among CELCORE, Inc., the Company and CI Acquisition Company. Except as expressly modified and superseded by this letter agreement, you and the Company each hereby (a) ratify and confirm the Employment Agreement, (b) agree that the same shall continue in full force and effect, and
(c) agree that the same are the legal, valid and binding obligations of you and Company, enforceable against you and the Company in accordance with its respective terms. This letter agreement may be executed in two or more counterparts, any one of which need contain the signature of only one party but all of which together shall constitute one and the same instrument.

         If you are in agreement with the foregoing, please so indicate by affixing your signature where indicated below.

                                 DSC MARKETING SERVICES, INC.


                                 By:   /s/ GEORGE B. BRUNT
                                     -----------------------------------------
                                              George B. Brunt
                                              Vice President

Agreed to this 3rd day of December, 1997, but effective as of the Effective Time (as defined in the Merger Agreement).


/s/  THOMAS R. BERGER
-----------------------------------------
        Thomas R. Berger